                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                              Cone Mills Corporation
                (Name of Registrant as Specified In Its Charter)
                 Terry L. Weatherford, Vice President, Secretary
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) PAYMENT OF FILING FEE (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  1) Title of each class of securities to which transaction applies:
  2) Aggregate number of securities to which transaction applies:
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange
     Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  4) Proposed maximum aggregate value of transaction:
  5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                                  (Cone Mills logo appears here)

                                          GREENSBORO, N.C. 27415
                                                                   April 1, 1997
DEAR SHAREHOLDER:
     On behalf of the Board of Directors, we are pleased to invite you to attend the Annual Meeting of Shareholders of Cone Mills Corporation to be held at 10:00 a.m. on Tuesday, May 13, 1997, at the Cone Corporate Center, 3101 North Elm Street, Greensboro, NC.
     The notice of meeting and proxy statement accompanying this letter describe the matters on which action will be taken. At the Annual Meeting we will also review the Corporation's activities and provide time for questions from shareholders.
     Please sign and return the enclosed proxy form in the envelope provided as soon as possible to ensure that your shares will be voted at the meeting. Sincerely,
(sig of Dewey L. Trogdon)
Dewey L. Trogdon
Chairman of the Board
(sig of J. Patrick Danahy)
J. Patrick Danahy
President and Chief Executive Officer

                       (Cone Mills logo appears here)

                             CONE MILLS CORPORATION
                             CONE CORPORATE CENTER
                             3101 NORTH ELM STREET
                           GREENSBORO, NC 27415-6540
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 1, 1997
TO THE HOLDERS OF COMMON STOCK OF
CONE MILLS CORPORATION:
     The Annual Meeting of the Shareholders of Cone Mills Corporation will be held at the Cone Corporate Center, 3101 North Elm Street, in Greensboro, North Carolina, on Tuesday, May 13, 1997, at 10:00 a.m. for the following purposes:
     1. To elect three directors as Class II Directors, for a term of three years or until their successors are elected and qualified.
     2. To ratify the appointment of McGladrey & Pullen, LLP, as independent auditors for the Corporation for the fiscal year ending December 28, 1997.
     3. To act upon such other business as may properly come before the meeting and any adjournment thereof.
     The Board of Directors of the Corporation has fixed the close of business on March 14, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
     YOUR PROXY IS ENCLOSED. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN YOUR PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND.
                                         TERRY L. WEATHERFORD
                                         VICE PRESIDENT AND SECRETARY

                             CONE MILLS CORPORATION
                             CONE CORPORATE CENTER
                             3101 NORTH ELM STREET
                           GREENSBORO, NC 27415-6540
                              PROXY STATEMENT FOR
                     ANNUAL MEETING TO BE HELD MAY 13, 1997
                                                            DATED: APRIL 1, 1997
     Your proxy is solicited on behalf of the Board of Directors of Cone Mills Corporation (the "Corporation" or "Cone") for use at the Annual Meeting of Shareholders to be held at the time and place set forth in the accompanying Notice of Annual Meeting. It may be revoked by you at any time before it is exercised. All unrevoked proxies that are properly executed will be voted and, if a choice is specified with respect to any matter to be acted on, the shares will be voted in accordance with such specifications. If no specifications are given, the persons named in the accompanying proxy intend to vote the shares represented thereby in favor of: (i) election of the three nominees for Director (Class II) named herein for terms of three years; and (ii) ratification of the Board of Directors' appointment of McGladrey & Pullen, LLP as independent auditors.
     This Proxy Statement and the enclosed proxy are being first mailed to shareholders on or about April 1, 1997. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Corporation will reimburse them for their expenses in so doing. Personal solicitation may also be conducted by telephone and mail by officers and employees of Cone without added compensation. In addition the Corporation has retained Georgeson & Company, Inc. to assist in the solicitation of proxies and distribution of proxy materials for which it will pay approximately $5,500 in fees plus expenses.
     Holders of Common Stock of record at the close of business March 14, 1997, will be entitled to vote at the meeting. On that date 26,169,133 shares of Common Stock were outstanding. Each share is entitled to one vote and a majority of the shares of Common Stock outstanding is necessary to constitute a quorum for the meeting.
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth each person or entity who may be deemed to have beneficial ownership of more than five percent (5%) of the Company's outstanding Common Stock:

                                NAME OF AND ADDRESS                                    AMOUNT AND NATURE OF
                              OF BENEFICIAL OWNER (1)                                  BENEFICIAL OWNERSHIP    PERCENTAGE OF CLASS
Norwest Corporation.................................................................         1,937,800(2)              7.40%
Sixth and Marquette
Minneapolis, MN 55479-1026
Sanford C. Bernstein & Co., Inc.....................................................         1,639,800(3)              6.27%
767 Fifth Avenue
New York, NY 10153
The Equitable Companies Incorporated................................................         1,587,100(4)              6.06%
787 Seventh Avenue
New York, NY 10019

(1) Does not include Crestar Bank, trustee of the Cone Employee Equity Plan, which held of record for the plan 2,604,363 shares of Common Stock on March 14, 1997. This represents 9.95% of the Company's outstanding Common Stock. The plan trustee votes shares held in the plan only if participants do not exercise pass-through voting rights, and exercises investment or dispositive rights only in accordance with the terms of the plan. The trustee, therefore, disclaims beneficial ownership.
(2) According to a Schedule 13G filed with the Securities and Exchange Commission by Norwest Corporation on behalf of itself and its subsidiaries, Norwest Bank Colorado, N.A. and Norwest Bank Minnesota, N.A., Norwest Corporation beneficially owns the 1,937,800 shares which includes 1,917,000 shares deemed to be beneficially owned by Norwest Bank Colorado, N.A. Of the 1,937,800 shares, Norwest has sole voting power with respect to 1,690,800 shares and shared power to vote as to 500 shares. It has sole power to dispose of or direct the disposition of 1,934,800 shares and shared power with respect to 0 shares.
                                       1

(3) According to a Schedule 13G filed with the Securities and Exchange Commission by Sanford C. Bernstein & Co., Inc., it has sole voting power with respect to 1,389,900 shares, shared voting power on 39,900 shares, sole dispositive power on 1,639,800 shares, and no shared dispositive power.
(4) According to a Schedule 13G filed with the Securities and Exchange Commission and received by the Corporation from The Equitable Companies Incorporated ("Equitable"), these shares may be deemed to be owned by a group consisting of Equitable, AXA (a French holding company), and five French mutual insurance companies consisting of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, formerly known as Uni Europe Assurance Mutuelle. According to the Schedule 13G, the shares are held by Alliance Capital Management L.P. and Equitable Life Assurance Society of United States, subsidiaries of Equitable. The Schedule 13G states that the group may be deemed to exercise sole voting power as to 1,408,100 shares and the sole dispositive power as to 1,587,000 shares.
                   SECURITY OWNERSHIP OF DIRECTORS, NOMINEES
                          AND NAMED EXECUTIVE OFFICERS
     The following table sets forth certain information with respect to the beneficial ownership of the Corporation's Common Stock as of March 14, 1997:

                                NAME OF DIRECTOR                                      AMOUNT AND NATURE OF
                               NOMINEE OR OFFICER                                  BENEFICIAL OWNERSHIP (1)(2)
John L. Bakane (3)..............................................................              195,157
Doris R. Bray...................................................................               18,000
James S. Butner (3).............................................................              126,320
J. Patrick Danahy (3)(4)........................................................              332,393
Leslie W. Gaulden (5)...........................................................              353,000
James D. Holder (3).............................................................              154,709
Jeanette C. Kimmel..............................................................              128,000
Neil W. Koonce (3)(6)...........................................................              154,226
Charles M. Reid.................................................................               18,000
John W. Rosenblum...............................................................                6,000
Dewey L. Trogdon (7)............................................................              502,500
Terry L. Weatherford (3)........................................................               11,939
Bud W. Willis III (3)(8)........................................................              257,060
All Directors and Executive Officers as a Group
  (15 persons)(3)...............................................................            2,433,285
                                NAME OF DIRECTOR
                               NOMINEE OR OFFICER                                 PERCENTAGE OF CLASS
John L. Bakane (3)..............................................................        *
Doris R. Bray...................................................................        *
James S. Butner (3).............................................................        *
J. Patrick Danahy (3)(4)........................................................           1.27%
Leslie W. Gaulden (5)...........................................................           1.35%
James D. Holder (3).............................................................        *
Jeanette C. Kimmel..............................................................        *
Neil W. Koonce (3)(6)...........................................................        *
Charles M. Reid.................................................................        *
John W. Rosenblum...............................................................        *
Dewey L. Trogdon (7)............................................................           1.92%
Terry L. Weatherford (3)........................................................        *
Bud W. Willis III (3)(8)........................................................        *
All Directors and Executive Officers as a Group
  (15 persons)(3)...............................................................           9.21%

* Represents less than 1%.
(1) Unless otherwise indicated, all shares are owned of record and the beneficial ownership consists of sole voting power and sole investment power. Includes shares subject to options which are presently exercisable or are exercisable within 60 days of March 14, 1997 as follows: Mr. Bakane (43,000 shares), Mr. Butner (20,000 shares), Mr. Danahy (58,000 shares), Mr. Holder (10,000), Mr. Koonce (20,000 shares), Mr. Weatherfold (8,000), Mr. Willis (42,600 shares), and 3,000 for each of Mrs. Bray, Mr. Gaulden, Mrs. Kimmel, Mr. Reid, Mr. Rosenblum and Mr. Trogdon, and all Directors and Executive Officers as a Group (244,000 shares). Does not include an option to purchase 1,000 shares to be granted to each nonemployee director as of May 20, 1997, pursuant to the 1994 Stock Option Plan for Non-Employee Directors.
(2) Does not include shares of the Corporation's Class A Preferred Stock allocated to the individual accounts of officers in the Cone Mills Corporation 1983 ESOP.
                                       2

(3) Includes shares of Common Stock allocated to the individual accounts of directors and Named Executive Officers in the Cone Mills Corporation Employee Equity Plan as of December 31, 1996, as follows:

    Mr. Bakane..................................................................................     30,222 shares
    Mr. Butner..................................................................................     16,656 shares
    Mr. Danahy..................................................................................     42,045 shares
    Mr. Holder..................................................................................     21,130 shares
    Mr. Koonce..................................................................................     25,445 shares
    Mr. Weatherford.............................................................................      2,789 shares
    Mr. Willis..................................................................................     48,612 shares
    All Directors and Executive Officers as a group (15 persons)................................    221,743 shares

(4) Includes 72,000 shares owned of record by Mr. Danahy's wife.
(5) Includes 100,000 shares owned of record by Mr. Gaulden's wife.
(6) Includes 6,000 shares owned of record by Mr. Koonce's wife and 5,018 shares allocated to Mrs. Koonce's individual account in the Cone Mills Corporation Employee Equity Plan as of December 31, 1996.
(7) Includes 125,000 shares owned of record by Mr. Trogdon's wife.
(8) Includes 80,553 shares owned of record by Mr. Willis' wife and two children.
                             ELECTION OF DIRECTORS
     The Restated Articles of Incorporation of Cone Mills Corporation provide for a Board of Directors consisting of not less than nine (9) or more than fifteen (15) members as determined by the majority vote of the entire Board of Directors. The Restated Articles of Incorporation further provide that the Board shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits. The terms of four Class II Directors expire at the 1997 Annual Meeting, including Leslie W. Gaulden who is retiring as a director. The Bylaws of the Corporation provide no person shall be elected as a director after he or she reaches the age of 72. A vacancy exists in each of the directorships in Class I and Class III and the Board intends to fill the vacancies. However, nominees have not been identified. If nominees are identified prior to the 1998 meeting of shareholders, the Board may fill the vacancies for the interim period. If the Board of Directors fills the positions, the nominees will be submitted to the shareholders for election at the 1998 annual meeting. Persons elected as Class II Directors at the Annual Meeting to fill the Class II vacancies will serve terms of three years or until their successors are elected and qualified. The Board of Directors proposes that the three persons nominated below be elected as Class II Directors for terms expiring at the Annual Meeting in the year 2000. Each person nominated below is an incumbent director of the Corporation.
     The persons nominated below will be elected if they receive a plurality of the votes cast for their election. Abstentions and broker nonvotes will not affect the election results if a quorum is present. Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by proxy for election of the nominees named below. If any nominee should not be available to serve for any reason (which is not anticipated), the proxy holders may vote for substitute nominees designated by the Board of Directors. A proxy cannot be voted for more than the number of nominees named.
     The following information is furnished with respect to the nominees:
                                       3

                                                              PRINCIPAL OCCUPATION; BUSINESS
                                                               EXPERIENCE PAST FIVE YEARS;                            DIRECTOR
    NAME OF NOMINEE     PRESENT AGE                              AND OTHER DIRECTORSHIPS                               SINCE
                                            NOMINEES FOR THREE YEAR TERM (CLASS II)
  J. Patrick Danahy          53       President and Chief Executive Officer of the Corporation (1990-Present);          1989
                                      President and Chief Operating Officer (1989-1990); Vice President of the
                                      Corporation and President of the Cone Finishing Division (1986-1989)
  Jeanette C. Kimmel         58       Private Investment Management                                                     1971
  John W. Rosenblum          53       Dean, Jepson School of Leadership Studies, University of Richmond                 1993
                                      (1996-Present); Tayloe Murphy Professor of the Darden Graduate School of
                                      Business Administration, University of Virginia (1993-1996); Dean, Darden
                                      Graduate School of Business Administration (1982-1993); Director, Cadmus
                                      Communications Corporation; Chesapeake Corporation; Comdial Corporation; and
                                      T. Rowe Price Associates.

     The following information is furnished with respect to directors continuing in office.

                                               CLASS III (TERM EXPIRING IN 1998)
  Doris R. Bray              59       Partner, Schell Bray Aycock Abel & Livingston, P.L.L.C. (Attorneys at Law)        1989
                                      (1987-Present); Director, Vanguard Cellular Systems, Inc.
  Dewey L. Trogdon           65       Retired March 31, 1992; Chairman of the Board of Directors                        1978
                                      (1981-Present); Chief Executive Officer of the Corporation (1980-1990);
                                      President of the Corporation (1979-1980; 1987-1989); Director, First Union
                                      Corporation

                                                CLASS I (TERM EXPIRING IN 1999)
  John L. Bakane              46       Executive Vice President of the Corporation (1995-present); Chief Financial      1989
                                       Officer of the Corporation (1988-Present);
                                       Vice President of the Corporation (1986-1995)
  Charles M. Reid             62       Director, President and Chief Executive Officer, United Guaranty                 1988
                                       Corporation, a member company of American International Group (1987-Present)

                       COMMITTEES AND DIRECTOR ATTENDANCE
     During the year ended December 31, 1996, the Board of Directors of the Corporation held nine meetings and the Executive, Audit, and Compensation Committees held five, three, and two meetings, respectively. Each director attended at least 75% of the aggregate of Board of Directors' meetings and meetings of Committees of the Board on which he or she served during 1996.
     The Executive Committee generally has the same authority as the Board to manage the affairs of the Corporation but may not make determinations with respect to dissolutions, mergers, amendments to the Articles of Incorporation or Bylaws, compensation or removal of directors, or declaration of dividends. Executive Committee members are Dewey L. Trogdon, Chair, John L. Bakane, Doris
R. Bray, J. Patrick Danahy and Charles M. Reid.
     The Audit Committee's principal responsibilities consist of recommending to the Board of Directors the selection of the Corporation's independent accountants, reviewing the scope and results of completed audits, reviewing the Corporation's internal audit staff functions and evaluating the quality of the Corporation's financial reporting and internal control systems. Audit Committee members are Leslie W. Gaulden, Chair, Jeanette C. Kimmel and Doris R. Bray. Leslie W. Gaulden is retiring as a member of the Board of Directors and its committees as of May 13, 1997.
     The Corporation also has a Compensation Committee. See "Compensation Committee Report on Executive Compensation" and "Compensation Committee Interlocks and Insider Participation."
     The Board of Directors does not have a standing nominating committee; however, with respect to nominations, the Executive Committee considers and makes recommendations to the Board with respect to the size and composition of the Board and candidates for membership on the Board. The Committee has not established procedures for the submission by shareholders of proposed candidates for its consideration.
                                       4

           SECTION (16)(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under federal securities laws, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's stock are required to report their ownership of the Company's stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during fiscal 1996 or prior fiscal years. All of these filing requirements were satisfied by its directors and officers except for a report relating to a gift was filed late by John L. Bakane and a report relating to a sale was filed late by Bud W. Willis,
III. In making these statements, the Company has relied on the written representations of its directors and officers and copies of the reports that they have filed with the Commission. The Company is not aware of the existence of any ten percent (10%) holders of the Company's stock.
                             EXECUTIVE COMPENSATION
     The following information relates to all compensation awarded to, earned by or paid pursuant to a plan or otherwise, to (i) the Chief Executive Officer of the Corporation (the "CEO") and (ii) the four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the Corporation on December 29, 1996. Information is also provided on Mr. Willis and Mr. Holder who resigned as executive officers on November 8, 1996, and December 15, 1996 respectively. The CEO, the four most highly compensated officers, and Messrs. Willis and Holder are referred to herein as the Named Executive Officers.
     The following information does not reflect any compensation earned and paid to the Named Executive Officers subsequent to December 31, 1996, unless otherwise indicated. Any such compensation earned and paid to the Named Executive Officers during 1997 will be recorded in the proxy statement for the Corporation's 1998 Annual Meeting of Shareholders, unless such compensation is required to be reported previously.
SUMMARY COMPENSATION TABLE
     The following table sets forth for the Named Executive Officers for each of the last three fiscal years annual compensation amounts as indicated by the applicable table headings. Annual Compensation, columns (c), (d) and (e), includes base salary and bonus earned during the year covered and, if applicable, other annual compensation not properly categorized as salary or bonus. Long-Term Compensation, column (g), reports the number of shares underlying stock option grants to the Named Executive Officers during the respective fiscal year. The Named Executive Officers were not awarded, granted or paid any forms of compensation that are required to be reported in the Long-Term Compensation columns (f) or (h).
                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                                AWARDS
                                                        ANNUAL COMPENSATION                                          PAYOUTS
                                                                                                           (G)
                                                                          (E)                           SECURITIES     (H)
                                                   (C)       (D)      OTHER ANNUAL         (F)          UNDERLYING    LTIP
                  (A)                      (B)   SALARY     BONUS     COMPENSATION   RESTRICTED STOCK    OPTIONS     PAYOUTS
      NAME AND PRINCIPAL POSITION         YEAR     ($)      ($)(1)       ($)(2)         AWARDS ($)         (#)         ($)
J. Patrick Danahy                          1996  490,000         --            --             --          50,000         --
  President and                            1995  450,000         --            --             --              --         --
  Chief Executive Officer                  1994  425,000    100,000            --             --          40,000         --
John L. Bakane                             1996  300,000         --            --             --          40,000         --
  Executive Vice President and             1995  280,000         --            --             --              --         --
  Chief Financial Officer                  1994  260,000     72,000            --             --          25,000         --
Bud W. Willis III                          1996  300,000         --            --             --              --         --
  Executive Vice President, the            1995  280,000         --            --             --              --         --
  Corporation; President,                  1994  250,000     93,000            --             --          25,000         --
  Cone Apparel Products
Neil W. Koonce                             1996  185,000         --            --             --          10,000         --
  Vice President and                       1995  177,000     15,000            --             --              --         --
  General Counsel                          1994  170,000     33,000            --             --          10,000         --
James S. Butner                            1996  175,000         --            --             --          10,000         --
  Vice President                           1995  167,000     18,000            --             --              --         --
  Industrial and                           1994  160,000     32,000            --             --          10,000         --
  Public Relations
Terry L. Weatherford                       1996  155,000         --            --             --          10,000         --
  Vice President                           1995  142,000     15,000            --             --              --         --
  and Secretary                            1994  130,000     24,000            --             --          10,000         --
James D. Holder                            1996  150,000     30,000            --             --              --         --
  Controller                               1995  144,000     15,000            --             --              --         --
                                           1994  138,000     24,000            --             --           5,000         --

                                              (I)
                                           ALL OTHER
                  (A)                     COMPENSATION
      NAME AND PRINCIPAL POSITION            ($)(3)
J. Patrick Danahy                            12,146
  President and                               9,038
  Chief Executive Officer                     7,458
John L. Bakane                                6,556
  Executive Vice President and                6,344
  Chief Financial Officer                     6,310
Bud W. Willis III                             9,771
  Executive Vice President, the              11,710
  Corporation; President,                     6,240
  Cone Apparel Products
Neil W. Koonce                                6,167
  Vice President and                          6,045
  General Counsel                             5,683
James S. Butner                               6,243
  Vice President                              6,243
  Industrial and                              5,614
  Public Relations
Terry L. Weatherford                          6,342
  Vice President                              6,143
  and Secretary                               2,855
James D. Holder                               5,549
  Controller                                  6,905
                                              5,460

(1) All bonuses were paid pursuant to a Management Incentive Plan for the fiscal years shown. See "Compensation Committee Report on Executive Compensation."
(2) Does not include the amount of the incremental cost of certain incidental benefits, perquisites and other benefits, securities or property which in the aggregate do not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus reported for the Named Executive Officer.
(3) Represents the Corporation's matching contributions to the 401(k) Program (Supplemental Retirement Plan and Employee Equity Plan), the dollar value of insurance premiums paid by the Corporation with respect to group term life insurance and universal life insurance for benefit of the Named Executive Officers and service awards as follows:
    A. 401(k) Plan matching contributions for 1996 were $4,500 each for: Messrs. Danahy, Bakane, Willis, Koonce, Butner, and Weatherford and $2,250 for Mr. Holder.
       B. Insurance Premiums for 1996 respectively: Mr. Danahy ($5,146); Mr. Bakane ($2,056); Mr. Willis ($5,271); Mr. Koonce ($1,667); Mr. Butner ($1,743), Mr. Weatherford ($1,842) and Mr. Holder ($3,299).
          C. A service award of $2,500 was granted to Mr. Danahy in 1996 pursuant to the Company's service award program.
STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR
     The following sets forth certain information with respect to options granted to the Named Executive Officers during the fiscal year ended December 29, 1996.

                                                                            INDIVIDUAL GRANTS
                                                            (B)               (C)
                                                         NUMBER OF         PERCENT OF         (D)
                                                        SECURITIES       TOTAL OPTIONS      EXERCISE
                                                        UNDERLYING          GRANTED            OR           (E)
(A)                                                       OPTIONS         TO EMPLOYEES     BASE PRICE    EXPIRATION
                       NAME                           GRANTED (#) (1)    IN FISCAL YEAR      ($/SH)         DATE
J. Patrick Danahy                                          50,000             12.76           8.00       11/06/2006
John L. Bakane                                             40,000             10.20           8.00       11/06/2006
Neil W. Koonce                                             10,000              2.55           8.00       11/06/2006
James S. Butner                                            10,000              2.55           8.00       11/06/2006
Terry L. Weatherford                                       10,000              2.55           8.00       11/06/2006

                                                            (F)
(A)                                                      GRANT DATE
                       NAME                          PRESENT VALUE $(2)
J. Patrick Danahy                                         $334,000
John L. Bakane                                            $267,200
Neil W. Koonce                                            $ 66,800
James S. Butner                                           $ 66,800
Terry L. Weatherford                                      $ 66,800

(1) The Corporation has not granted SARs. Options granted in 1996 are Nonqualified Stock Options which are exercisable six months after the grant date (November 7, 1996), with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date. However, no more than 50% of the option shares can be exercised in any one calendar year. The price for shares that may be purchased pursuant to the options is equal to the fair market value of the Corporation's Common Stock on the date of grant. The grant of the options includes a provision that the Corporation will pay to the optionee after exercise an amount in cash equal to the tax benefit the Corporation expects to realize from the exercise of the option.
(2) The Black-Scholes option pricing model was used to estimate the present value of the options as $6.68 per share. The model assumed a dividend yield of 0%, a risk-free interest rate of 6.50%, expected price volatility based on historical experience of 34.42%, and an expected option life of 8 years based on historical experience. As the options were granted with a tax reimbursement feature which grants the optionee upon exercise a cash payment equal to the benefit the Company expects to receive from the exercise, a value of $2.38 per share was assumed based upon the Company's assumed effective tax rate for 1996. The assumptions are deemed to be reasonable but there is no assurance that the assumptions will be true and an accurate determination of present value. The actual value, if any, will ultimately depend upon the excess of the market price of shares of Common Stock over the exercise price on the date the option is exercised.
AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE
     There were no stock option exercises by the Named Executive Officers during 1996. The following table includes the number of shares covered by exercisable and unexercisable options as of December 29, 1996. Also reported, both as to exercisable and unexercisable options, are the values of "in-the-money" options, which are options with a positive spread between the fiscal year-end market price of the underlying Common Stock and the exercise price of such stock options.
                                       6

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND
                         FISCAL YEAR END OPTION VALUES

                                                                                                   (D)
                                                                                                NUMBER OF
                                                                                               SECURITIES
                                                                                               UNDERLYING
                                                           (B)                             UNEXERCISED OPTIONS
                                                         SHARES               (C)              AT 12/29/96
(A)                                                    ACQUIRED ON      VALUE REALIZED        EXERCISABLE/
                       NAME                           EXERCISE (#)            ($)             UNEXERCISABLE
J. Patrick Danahy                                             --                 --         40,000/80,000
John L. Bakane                                                --                 --         30,000/60,000
Bud W. Willis III                                             --                 --         37,600/20,000
Neil W. Koonce                                                --                 --         16,000/19,000
James S. Butner                                               --                 --         16,000/19,000
Terry L. Weatherford                                          --                 --          4,000/16,000
James D. Holder                                               --                 --          6,000/4,000

                                                            (E)

                                                    VALUE OF UNEXERCISED
                                                    IN-THE-MONEY OPTIONS
                                                     AT 12/29/96 ($)(1)
(A)                                                     EXERCISABLE/
                       NAME                            UNEXERCISABLE
J. Patrick Danahy                                      0/12,500
John L. Bakane                                         0/10,000
Bud W. Willis III                                      22,800/0
Neil W. Koonce                                         0/2,500
James S. Butner                                        0/2,500
Terry L. Weatherford                                   0/2,500
James D. Holder                                          0/0

(1) Based on $8.250 fair market value (closing price of NYSE) on December 27, 1996, the last trading day of fiscal year 1996.
LONG-TERM INCENTIVE PLAN AWARDS TABLE
     The Corporation had no long-term incentive plan in effect in 1996.
PENSION PLAN TABLE
     The following table sets forth in the ERP column the estimated annual benefits payable upon retirement in 1997 at age 65 under the Employees' Retirement Plan of Cone Mills Corporation (the "ERP") in the compensation and years of service categories indicated. Benefit amounts shown are payable for life with no contingent death benefits. Benefits are based upon total annual salary and bonus, compensation in excess of the amount covered by Social Security as determined in the year of retirement and total years of service. The years of service credited as of March 31, 1997, for the Named Executive Officers are: Mr. Danahy -- 25 years; Mr. Bakane -- 21 years; Mr. Willis -- 26 years; Mr. Koonce -- 23 years; and Mr. Butner -- 24 years; Mr. Weatherford -- 3 years; Mr. Holder -- 40 years.
     Pension benefits under the ERP are subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The aggregate annual pension that may be paid under the ERP and all other defined benefit plans of the Corporation taken together is generally restricted to $120,000 in 1996 and $125,000 in 1997. In addition, the Code limits annual compensation of each employee that can be taken into account in computing pension benefits to $150,000 in 1996 and $160,000 in 1997. These amounts may be adjusted for cost of living as provided in the Code. Pension benefits that cannot be paid from the ERP by reason of the limitations in the Code are provided by the Corporation's Excess Benefit Plan and by the Supplemental Executive Retirement Plan, both of which are unfunded, nonqualified benefit plans. Such amounts are identified in the following table in the columns headed "NQP". The Corporation has established a "rabbi" trust agreement that will be funded upon a change of control with the accrued vested benefits in these nonqualified plans. A change of control is defined as a transaction in which a 50% change in the ownership of the outstanding shares occurs, a report is filed with the Securities and Exchange Commission on Schedule 13D or 14D-1 which discloses a person has become the beneficial owner of more than 50% of the Common Stock, or a change in the majority of the directors during a two year period of time not approved by two-thirds of the directors who were in office at the beginning of the period.
     The Corporation accrues annually the estimated expense for providing benefits under the ERP and the nonqualified plans, as determined by an independent consulting actuary; however, this expense cannot be specifically allocated to any individual or to the Named Executive Officers as a group under the funding method used by the actuary.
                                       7

         APPROXIMATE ANNUAL BENEFIT FOR YEARS OF SERVICE INDICATED (1)

    AVERAGE ANNUAL
   COMPENSATION FOR
 HIGHEST CONSECUTIVE
FIVE YEARS DURING LAST
   TEN YEARS BEFORE              15TH YEAR                20TH YEAR                25TH YEAR                30TH YEAR
      RETIREMENT             ERP          NQP         ERP          NQP         ERP          NQP          ERP          NQP
      $  200,000           $ 58,792    $   3,755    $ 77,450    $   3,755    $ 90,361    $   2,295    $ 101,806    $   2,295
      $  250,000             58,928       20,088      77,652       24,962      90,623       26,460      102,106       29,443
      $  300,000             58,928       36,556      77,652       46,371      90,623       50,889      102,106       56,890
      $  400,000             58,928       69,493      77,652       89,189      90,623       99,745      102,106      111,785
      $  500,000             58,928      102,430      77,652      132,007      90,623      148,602      102,106      166,680
      $  600,000             58,928      135,367      77,652      174,825      90,623      197,458      102,106      221,575
      $  700,000             58,928      168,304      77,652      217,643      90,623      246,315      102,106      276,470
      $  800,000             58,928      201,241      77,652      260,461      90,623      295,171      102,106      331,365
      $  900,000             58,928      234,178      77,652      303,279      90,623      344,028      102,106      386,260
      $1,000,000             58,928      267,115      77,652      346,098      90,623      392,884      102,106      441,155
    AVERAGE ANNUAL
   COMPENSATION FOR
 HIGHEST CONSECUTIVE
FIVE YEARS DURING LAST
   TEN YEARS BEFORE           35TH YEAR
      RETIREMENT           ERP          NQP
      $  200,000        $ 109,125    $   1,252
      $  250,000          109,457       30,014
      $  300,000          109,457       59,108
      $  400,000          109,457      117,297
      $  500,000          109,457      175,486
      $  600,000          109,457      233,674
      $  700,000          109,457      291,863
      $  800,000          109,457      350,052
      $  900,000          109,457      408,240
      $1,000,000          109,457      466,429

(1) Pension benefits provided by the ERP with respect to service after 1983 are subject to a "floor offset" arrangement in conjunction with the Cone Mills Corporation 1983 ESOP (the "1983 ESOP"), a separate defined contribution pension plan maintained by the Corporation. The amounts shown in the above table are calculated on the assumption that the participant elects to receive the maximum pension benefit available under the ERP, and in accordance with the terms of each plan, authorizes a transfer of funds in his 1983 ESOP account to the trustee of the ERP in a dollar amount equal to the actuarial equivalent of the pension benefit attributable to service after 1983. The balance, if any, in the 1983 ESOP account will be distributed to the participant. To the extent that a participant's 1983 ESOP account is insufficient to fund the pension benefits attributable to service after 1983, the cost of benefits not covered by the 1983 ESOP will be funded through the ERP. If the participant does not elect to transfer funds from his 1983 ESOP account to the trustee of the ERP, his account balance will be distributed in accordance with the terms of the 1983 ESOP, and his pension payable from the ERP with respect to service after 1983 will be reduced (but not below zero) by the actuarial equivalent of his 1983 ESOP account balance. The 1983 ESOP is designed to invest primarily in qualifying securities under ERISA. Assets of the 1983 ESOP consist of shares of the Corporation's Class A Preferred Stock and other money market and marketable debt securities that are allocated to individual accounts of participants. The fair market value of the stock is determined by independent appraisal performed several times each year. No contributions to the 1983 ESOP have been made for salaried employees since 1986. The value of the account in the 1983 ESOP for each of the Named Executive Officers as of December 31, 1996, was: Mr. Danahy -- $123,074; Mr. Bakane -- $66,005; Mr. Willis -- $142,198;
    Mr. Koonce -- $47,605; Mr. Butner -- $23,147; Mr. Weatherford -- $0; and Mr. Holder -- $0.
COMPENSATION OF DIRECTORS
     Directors who are also officers of the Corporation do not receive additional compensation for service as directors or as members of committees of the Board of Directors. Nonemployee directors receive a retainer fee of $17,000 per year and an attendance fee of $1,000 per diem for meetings of the Board of Directors. No additional fee is paid for meetings of any committee of the Board held on the same day as a Board meeting. The fee for a Committee meeting not held on the same day as a Board meeting is $500. Travel expenses of directors incurred in attending meetings are reimbursed by the Corporation. In 1996, retainers and attendance fees paid to all directors totaled $170,625.
     The Shareholders approved at the 1994 annual meeting the 1994 Non-Employee Director Stock Option Plan whereby each nonemployee director receives each year after the annual meeting of shareholders a stock option grant to purchase 1,000 shares of Common Stock at the fair market value of a share of Common Stock on the grant date. The grant date is the fifth business day after the annual meeting.
     The Board of Directors has approved a Consulting Agreement between the Corporation and Dewey L. Trogdon whereby Mr. Trogdon provides consultation and advice. Mr. Trogdon's consulting fee is $15,000 per calendar quarter and he is reimbursed for expenses incurred in providing such consulting services. The consulting fee payments are in addition to any pension or other supplemental retirement benefits that Mr. Trogdon is entitled to receive by reason of his service as an employee of the Corporation. The consulting agreement has been in effect since 1993 and has been renewed each year upon agreement by the parties.
                                       8

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The current members of the Compensation Committee are Mr. Charles M. Reid, Mrs. Jeanette C. Kimmel, and Dr. John W. Rosenblum, all of whom are directors who are not currently or formerly employees of the Corporation.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Corporation's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee's membership is comprised of nonemployee directors, none of whom participate in any of the plans administered by the Committee. It is the responsibility of the Compensation Committee to review and make recommendations to the Board of Directors concerning the salaries and incentive compensation and to approve grants of stock options, restricted stock or performance shares for the Chief Executive Officer and the other executive officers of the Corporation.
  COMPENSATION POLICY
     The Corporation strives to provide executives an opportunity to earn compensation that is fair, reasonable and competitive with that paid by comparable companies to executives in similar positions with similar duties and responsibilities. In accordance with the policy, the Committee is guided by three goals as it considers the compensation of executive officers. First, executive compensation must be effective in attracting, motivating and retaining executives who possess the skills and experience necessary to ensure the Corporation's success. Second, the Corporation should recognize and reward executives for their contributions to the success of the business. Third, the corporation must be aware of the importance of planning and controlling the cost of executive compensation.
     To implement this policy, the Corporation maintains an executive compensation program that consists of base salaries, annual incentive plans, stock plans and competitive benefits. It is the belief of the Committee that through these components executives are provided compensation and benefits that are competitive; are provided incentives for additional annual compensation that is earned only upon achievement of performance standards as established and approved each year; and are provided long-term incentive compensation through the grant of stock options, restricted stock or performance shares that can appreciate in value.
  SALARIES
     The Committee's objective in establishing the base salaries of the Named Executive Officers is to provide salaries at competitive market levels with other industry leaders in order to reward and encourage individual performance. The salary of the Chief Executive Officer is evaluated solely by the Compensation Committee and the salary of other executive officers is determined by the Committee based upon recommendations from the Chief Executive Officer. Final approval of salaries of the Chief Executive Officer and the other executive officers are made by the independent members of the Board of Directors after receiving recommendations of the Committee. The Committee deems its compensation decisions to be a cumulative process involving a substantial amount of judgement concerning an executive's experience and responsibilities against objective information furnished by compensation consultants.
     In developing current salary levels, including that of the Chief Executive Officer, the Committee reviewed the Corporation's assessment of salaries in the textile industry in addition to an analysis of cash compensation (base salary and annual bonus or incentives) prepared specifically for the Corporation and the Compensation Committee by a major compensation consulting firm. In the analysis, the Corporation's executive positions were matched with similar positions at other companies based on data from executive compensation surveys, a proprietary survey of the textile industry and proxy statements of companies that are in the Peer Group for the Performance Graph set forth below. A weighted composite was developed, and the Committee compared executive salaries to the market composite and considered those comparisons in making salary decisions. In general, the Committee targets executive salaries at the market median; however, in a given year an individual executive's salary may vary from median due to experience, performance, or other factors deemed relevant by the Committee and considered on a subjective basis. For 1996, the Committee determined that a salary increase for the Chief Executive Officer was in order to place his salary closer to the market median rate; however, for 1997 the Corporation has imposed a salary wage freeze and the salaries of the Chief Executive Officer and the Named Executive Officers have been similarly affected.
  INCENTIVE COMPENSATION
     For 1996 the Corporation had in effect an annual management incentive plan that linked executive compensation to the performance of the Corporation and the executive. Under the plan, executive officers and other key management employees
                                       9
could earn annual cash incentive awards based upon the achievement of corporate and individual goals established at the beginning of the year. Special awards could be made to recognize exceptional individual performance at the discretion of the Committee and the Board. Performance goals were set at the corporate level and at division levels depending upon the responsibilities of each of the executives. Corporate level performance targets were determined by measuring return on capital employed and earnings per share. The Committee examined the returns on capital employed and earnings of other public companies (including companies that appear in the Performance Graph below) as it established and approved these targets. Division-level goals were established based upon return on capital employed for the division. Awards, if any, for individual officers and the aggregate amounts of awards to all key management employees are reviewed by the Committee and approved by the Board after the close of the fiscal year.
     The achievable incentive award for each officer and management employee was based upon a blend of corporate and/or division and individual goals tailored to that particular executive, based upon his or her responsibilities. Specifically, for the Chief Executive Officer, the corporate goals of return on capital employed and earnings per share account for 80% of his incentive compensation and 20% is attributable to individual goals. The weight given to each factor comprising the incentive award varies per each executive.
     The Corporation's performance for 1996 did not meet the minimal level of profitability nor did the earnings per share and return on capital employed meet the minimum goal for the payment of incentives for corporate, divisional, or individual performance under the Corporation's incentive compensation plan. Accordingly, no incentive payments based on corporate, divisional, or individual performance were granted for the year to any participant including the Chief Executive Officer and the Named Executive Officers. A special award was granted to Mr. Holder based on his retirement with 40 years of exceptional service.
     The shareholders approved at the May 1996 annual meeting the adoption of the 1997 Senior Management Incentive Compensation Plan. The Incentive Plan which is effective for 1997 is similar to the annual management incentive compensation plan described above but it was specifically designed to assure compensation paid pursuant to the Incentive Plan is deemed to be qualified performance based compensation as defined in Section 162(m) of the Internal Revenue Code (See discussion below entitled Deductibility of Compensation). The Incentive Plan sets forth the business criteria on which incentive compensation can be granted according to pre-established objective, numerical formulae and the process by which goals are established and compensation is awarded. Up to 90% of base salary can be paid as incentive compensation to the participants who are officers and division presidents and other key management employees as selected by the Committee to participate. The current management incentive compensation plan continues in effect for key management employees who are not participants in the Incentive Plan. The Committee is of the opinion that not all incentive compensation can be objectively measured even though it is based upon strategic performance goals and that some judgemental discretion is warranted in administering compensation plans. For that reason, upon the Committee's recommendation, the Board of Directors established a separate plan entitled the 1997 Senior Management Discretionary Bonus Plan that authorizes the grant of a completely discretionary bonus if the Committee and the Board deem special circumstances warrant. No more than 30% of base salary can be awarded pursuant to this bonus plan and such award would not qualify as performance based compensation under Code Section 162(m).
  STOCK OPTIONS, PERFORMANCE SHARES, AND RESTRICTED STOCK
     The Corporation maintains the Amended and Restated 1992 Stock Plan through which key management employees have received grants of stock options and may receive in the future additional stock options and grants of restricted stock or performance shares. Although no additional grants may be made under the Corporation's 1984 Stock Option Plan, some stock options previously granted are outstanding under that Plan.
     At the May 14, 1996 annual meeting of shareholders, a proposal to amend and restate the 1992 plan as the Amended and Restated 1992 Stock Plan was approved. The amendments (i) authorized the grant of "restricted stock" and "performance shares" in a total aggregate amount not to exceed 200,000 shares and (ii) added a provision that no individual grantee may receive grants of restricted stock, performance shares, or options to purchase shares exceeding in the aggregate more than 200,000 shares under the plan. The addition of the limitation on the number of shares that could be awarded or granted to any one individual was to conform to a requirement of Code Section 162(m) so as to assure that any "compensation" realized was tax deductible.
     It is the belief of the Committee that, since executives earn no rewards through stock options unless the stock price increases, this form of executive compensation has the potential to benefit shareholders as well as executives by aligning the interests of the Corporation's executives with those of shareholders. The plan permits the granting of both incentive stock
                                       10
options, as defined under the Internal Revenue Code, and nonqualified options. The exercise price of these options may not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted. Nonqualified stock options granted by the Committee may include a provision whereby the Corporation will pay to the executive an amount that is equal to the savings the Corporation realizes through tax deductions related to the option exercise. The amount of payments, if any, to the Named Executive Officers under this tax reimbursement feature of the stock option plans is reported in column (e) of the Summary Compensation table for the fiscal year indicated. The Committee believes this form of compensation is in accordance with the Compensation Policy of the Committee because it enables the executives to retain shares that otherwise may be sold to meet tax obligations.
     The Plan authorizes the Committee (i) to award restricted stock which shall contain conditions by which rights to the stock issued to the grantee are forfeited and (ii) to grant performance shares which shall confer upon the grantee the right to receive a specified number of shares contingent upon the achievement of specified corporate or individual performance objectives. The Committee recommended amending the plan to authorize the grant of up to 200,000 in total of shares of restricted stock or performance shares as such capability would give it greater flexibility in structuring a stock-based long term incentive program to meet the purposes of the plan for different levels of key management employees. No grant of restricted stock or performance shares have been made to the Chief Executive Officer or the Named Executive Officers.
     The Compensation Committee currently operates under the general objective that grants to executives of stock options or restricted or performance shares should be considered on a regular basis. Recently, the Committee has granted options approximately every two years but annual grants will be considered in the future. Grants are recommended to the Committee by the Chief Executive Officer. The Corporation's consultant provides advice as to equity ownership of and the size of grants to the named executive officers of public companies within the textile industry including members of the Corporation's Peer Group.
  DEDUCTIBILITY OF COMPENSATION
     As part of the Omnibus Budget Reconciliation Act passed by Congress in 1993, the Internal Revenue Code of 1986 was amended to add Section 162(m), which limits the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and the next four most highly compensated executive officers of the Company. Under Section 162(m), compensation paid to each of these officers in excess of $1 million per year is not deductible unless it is "performance based." The Committee did not consider the deductibility limits in making its compensation decisions for any one of the Named Executive Officers for 1995 or 1996 fiscal years as the deductibility limits would not be exceeded under any circumstances. However, the Committee's policy is to design and administer compensation programs that meet the objectives set forth above and that reward executives for corporate performance which meets established financial goals, and to the extent reasonably practicable and to the extent consistent with its other compensation objectives, to maximize the amount of compensation expense that is tax deductible by the Corporation. The adoption of the 1997 Senior Management Incentive Compensation Plan and the amendments to the 1992 Stock Option Plan described above were recommended as part of such policy.

COMPENSATION COMMITTEE
  Charles M. Reid, Chair
  Jeanette C. Kimmel
  John W. Rosenblum

                                       11

PERFORMANCE GRAPH
     The following graph compares the percentage change in the cumulative total shareholder return on the Corporation's Common Stock with the cumulative return of the Standard & Poor's 500 Stock Index and with a peer group index developed by KPMG Peat Marwick, assuming reinvestment of dividends. The Corporation's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934 on June 18, 1992, in connection with an initial public offering of 6,000,000 shares. Accordingly, the measurement period selected by the Corporation for its Performance Graph begins on June 17, 1992, the last trading day before the initial public trading of Cone Common Stock, and ends on December 27, 1996, the last trading day of the Corporation's fiscal year.
     The Peer Group index has been constructed by calculating the cumulative total return of the common stock of the following companies: Burlington Industries, Inc.; Delta Woodside Industries, Inc.; Dixie Yarns, Inc.; Fieldcrest Cannon, Inc.; Guilford Mills, Inc.; and Springs Industries, Inc. The return of each peer company was weighted according to its stock market capitalization as of the beginning of the period.
                        COMPARISON OF SHAREHOLDER RETURN
                    AMONG CONE MILLS, S&P 500 AND PEER GROUP
(Performance Graph appears here, plot points are below)

                 6/18/92     12/31/92   12/31/93   12/31/94  12/31/95  12/27/96

Cone Mills       $100         $143        $169      $119      $113        $83
S&P 500          $100         $111        $122      $124      $170       $214
Peer Group       $100         $102        $104       $92       $91        $94

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Doris R. Bray, a Class III director, is a partner of Schell Bray Aycock Abel & Livingston P.L.L.C., a law firm that regularly serves as counsel to the Corporation. The Corporation and its subsidiary, Cornwallis Development Co., paid to the firm legal fees of $190,358 in 1996.
                             SELECTION OF AUDITORS
     The Corporation's Board of Directors has appointed McGladrey & Pullen, LLP, independent certified public accountants, as auditors of the Corporation's records for the fiscal year 1997. McGladrey & Pullen, LLP, or its predecessor has acted as auditors for the Corporation since 1943 and continue to be considered by the Board to be well qualified.
     Although not required to do so, the Board believes it is desirable to submit its appointment of said firm to the shareholders at the Annual Meeting for ratification. Representatives of McGladrey & Pullen, LLP, are expected to be present at the meeting and will be available to respond to appropriate questions or make a statement if they desire to do so.
                   RECOMMENDATIONS OF THE BOARD OF DIRECTORS
     The Board of Directors recommends that shareholders vote FOR electing the Board of Directors' nominees for director as set forth in this proxy statement and FOR ratifying the Board of Directors' appointment of McGladrey & Pullen, LLP, as independent auditors for the year ending December 28, 1997.
                             SHAREHOLDER PROPOSALS
     In the event any shareholder wishes to present a proposal at the 1998 Annual Meeting of Shareholders, such proposal must be received by the Corporation for inclusion in the proxy statement and form of proxy relating to such meeting on or before December 1, 1997, and must conform to such other requirements as may be imposed by the Securities and Exchange Commission.
                                 OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed of any matter to be acted upon at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters should properly come before the Annual Meeting it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.
     By order of the Board of Directors.
                                         TERRY L. WEATHERFORD
                                         VICE PRESIDENT AND SECRETARY
                                       13

*****************************************************************************
                                   Appendix
*****************************************************************************

                             CONE MILLS CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1997
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    THE UNDERSIGNED HEREBY APPOINTS TERRY L. WEATHERFORD AND NEIL W. KOONCE, OR EITHER OF THEM, PROXIES WITH FULL POWER OF SUBSTITUTION TO VOTE ALL SHARES OF COMMON STOCK OF CONE MILLS CORPORATION, STANDING IN THE NAME OF THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD MAY 13, 1997, AND ANY ADJOURNMENT THEREOF, AS FOLLOWS:
1. ELECTION OF DIRECTORS (CLASS II).

  [ ] FOR ALL NOMINEES LISTED BELOW     [ ] WITHHOLD AUTHORITY TO VOTE FOR
      (EXCEPT AS MARKED TO THE              ALL NOMINEES LISTED BELOW
      CONTRARY BELOW)

           J. PATRICK DANAHY, JEANETTE C. KIMMEL, AND JOHN W. ROSENBLUM (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).
2. TO RATIFY APPOINTMENT OF MCGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS.

[ ] FOR    [ ] AGAINST  [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                          (Continued on Reverse Side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2 AND 3.
Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                              DATED:                      , 1997